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                                                                      EXHIBIT 12
                        CIRCUS CIRCUS ENTERPRISES, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)

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                                    SIX MONTHS
                                  ENDED JULY 31,                      YEARS ENDED JANUARY 31,
                                  --------------  ---------------------------------------------------------------
                                       1996          1996         1995         1994         1993         1992
                                  --------------  -----------  -----------  -----------  -----------  -----------
Income before income tax and
 extraordinary loss.............   $     82,266   $   205,759  $   214,490  $   182,608  $   183,313  $   157,004
Equity earnings of less-
 than-fifty-percent owned
 venture not distributed........         (4,185)       (6,336)           0            0            0            0
Fixed charges:
  Interest expense..............         23,573        51,537       42,734       17,770       22,989       43,632
  Rentals representing an
    interest factor.............            569         1,138        1,151        1,087        1,036        1,060
                                  --------------  -----------  -----------  -----------  -----------  -----------
Earnings as defined.............   $    102,223   $   252,098  $   258,375  $   201,465  $   207,338  $   201,696
                                  --------------  -----------  -----------  -----------  -----------  -----------
                                  --------------  -----------  -----------  -----------  -----------  -----------
Fixed charges (including
 capitalized items):
  Interest expense..............   $     23,573   $    51,537  $    42,734  $    17,770  $    22,989  $    43,632
  Capitalized interest..........          6,524         8,581        4,153       18,456        7,994        1,171
  Rentals representing an
    interest factor.............            569         1,138        1,151        1,087        1,036        1,060
                                  --------------  -----------  -----------  -----------  -----------  -----------
Fixed charges as defined........   $     30,666   $    61,256  $    48,038  $    37,313  $    32,019  $    45,863
Ratio of Earnings to Fixed
 Charges........................           3.33          4.12         5.38         5.40         6.48         4.40
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